UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

_____________________________

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2015, Newfield Exploration Company’s (“Newfield”) stockholders, upon the recommendation of the Board of Directors, approved an amendment to article Fourth of Newfield’s Third Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares  of common stock, par value $.01 per share, from 200,000,000 shares to 300,000,000 shares.

On July 21, 2015, Newfield filed its Fourth Amended and Restated Certificate of Incorporation with the State of Delaware, which is effective July 22, 2015 and amends the provisions of Article Fourth of the corporation’s Charter to reflect the change in the aggregate number of shares that the corporation shall have authority to issue to a total of 305,000,000 shares, of which 5,000,000 shall be shares of Preferred Stock, par value $.01 per share, and 300,000,000 shall be shares of Common Stock, par value of $.01 per share. A copy of the Fourth Amended and Restated Certificate of Incorporation of Newfield Exploration Company is filed herewith as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	3.1	Fourth Amended and Restated Certificate of Incorporation of Newfield Exploration Company, effective July 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: July 27, 2015	By:	/s/ Lawrence S. Massaro
Lawrence S. Massaro
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Newfield Exploration Company, effective July 22, 2015